Exhibit 99.1

LKQ CORPORATION TO PRESENT AT INVESTOR CONFERENCES IN MARCH

CHICAGO, Illinois, March 4, 2010 — LKQ Corporation (Nasdaq:LKQX) today announced that members of its senior management will be presenting at a number of upcoming investor conferences during the month of March, 2010.

Upcoming Conferences
Raymond James Institutional Investors Conference	March 9, 2010
JW Marriott Grande Lakes, Orlando, Florida

CL King’s West Coast Best Ideas Conference	March 18, 2010
The Omni San Francisco Hotel, San Francisco, California

Bank of America Merrill Lynch Auto Summit	March 31, 2010
The Crowne Plaza, New York City, New York

Materials used during the presentations will be posted to the Company’s website: www.lkqcorp.com on the day of the conference.

About LKQ Corporation

LKQ Corporation is the largest nationwide provider of aftermarket collision replacement products, recycled products and refurbished collision replacement products such as wheels, bumper covers and lights which are used to repair light vehicles. LKQ operates approximately 294 facilities offering its customers a broad range of replacement systems, components, and parts to repair automobiles and light, medium and heavy-duty trucks.

Contact:

Sarah Lewensohn

Director, Investor Relations

312-621-2793

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